UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2010

WORLD FUEL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2010, World Fuel Services Corporation (“World Fuel”) amended and restated its existing second amended and restated credit agreement dated as of December 21, 2007 (the “Original Agreement”) pursuant to a Third Amended and Restated Credit Agreement (the “Restated Agreement”) among World Fuel, World Fuel Services Europe, Ltd. (“World Fuel Europe”), a subsidiary of World Fuel, and World Fuel Services (Singapore) Pte Ltd (“World Fuel Singapore”), a subsidiary of World Fuel, as borrowers, the financial institutions named therein as lenders, and Bank of America, N.A., as administrative agent.

The Restated Agreement provides for a senior revolving credit facility in favor of World Fuel, World Fuel Europe and World Fuel Singapore that is guaranteed by World Fuel and certain of its U.S. subsidiaries and, on a limited basis, by certain of its foreign subsidiaries, including World Fuel Europe and World Fuel Singapore. In addition, the credit facility is secured by a pledge of capital stock of certain subsidiaries of World Fuel.

The amendments to the Original Agreement include the following:

•

the size of the credit facility was increased to $800 million (which, upon the request of World Fuel and subject to the satisfaction of certain conditions, may be increased by an additional amount of up to $150 million);

•	the maturity date of the credit facility was extended to September 8, 2015;

•

the applicable rate for commitment fees, Eurodollar rate loan margins, standby letter of credit fees, base rate loan margins and bankers’ acceptance margins were modified such that the foregoing are based upon the following pricing grid:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loan Margin/Standby Letter of Credit Fee	Base Rate Loan Margin	Bankers’ Acceptance Margin
1	< 1.00:1	0.40%	2.50%	1.50%	2.25%
2	≥ 1.00:1 but < 2.00:1	0.40%	2.75%	1.75%	2.50%
3	≥ 2.00:1 but < 3.00:1	0.45%	3.00%	2.00%	2.75%
4	≥ 3.00:1	0.50%	3.25%	2.25%	3.00%

•

the base rate was changed such that it now means the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest announced from time to time by Bank of America, N.A. as its “prime rate”, and (iii) the Eurodollar Rate plus 1.00%;

•	the thresholds and/or baskets contained in certain exceptions to negative covenants and in certain events of default were increased;

•	World Fuel has been given the ability to pay dividends, repurchase its capital stock and/or repay subordinated debt subject to certain conditions;

•

the acquisitions covenant was modified to enable World Fuel and its subsidiaries to make any acquisitions without the prior consent of the credit facility lenders, subject to compliance with certain financial tests;

•	the consolidated net worth covenant was eliminated;

•

the financial covenants relating to World Fuel’s consolidated senior leverage ratio and consolidated total leverage ratio were consolidated and replaced with a financial covenant requiring World Fuel to maintain a consolidated leverage ratio (a ratio of consolidated funded indebtedness to consolidated EBITDA) not exceeding 3.50 to 1.00; and

•

the consolidated asset coverage ratio was modified such that World Fuel must maintain a consolidated asset coverage ratio (a ratio of (i) the sum of (x) the net book value of accounts receivable, inventory and fixed assets and (y) cash, cash equivalents and short term investments exceeding $15 million, in each case on a consolidated basis, to (ii) the sum of consolidated funded indebtedness plus 65% of accounts payable) not exceeding 1.20 to 1.00.

Proceeds of the credit facility may be used for general business purposes.

The above description of certain terms and conditions of the Restated Agreement is qualified in its entirety by reference to the full text of the Restated Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the lenders party to the Restated Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for World Fuel, for which they received or will receive customary fees and expenses.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 7, 2010, World Fuel and the other parties to the Master Accounts Receivable Purchase Agreement (the “Receivables Purchase Agreement”), dated as of September 30, 2008, among World Fuel Services, Inc., a subsidiary of World Fuel, World Fuel Europe, World Fuel Singapore, as the sellers, and World Fuel, as the parent, the banks party thereto, and HSBC Bank USA, National Association, as the administrative agent, entered into a termination agreement (the “Termination Agreement”) that terminated the Receivables Purchase Agreement.

The Receivables Purchase Agreement established a trade receivables purchase facility pursuant to which the banks party thereto had committed an aggregate of $160 million to purchase accounts receivable on a revolving basis. Pursuant to its terms, the

Receivables Purchase Agreement was to terminate upon the earlier of (i) September 30, 2010, unless the term was extended for subsequent one-year terms with the prior written consent of the banks party thereto, and (ii) the occurrence of a termination event.

Execution of the Termination Agreement is a condition to the lenders’ obligations to initially extend credit under the Restated Agreement. There were no early termination penalties incurred by World Fuel or its subsidiaries in connection with execution of the Termination Agreement.

Certain of the banks party to the Receivables Purchase Agreement and the Termination Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for World Fuel, for which they received or will receive customary fees and expenses.

Item 8.01.	Other Events.

A copy of the press release announcing the Restated Agreement is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated as of September 8, 2010, among World Fuel Services Corporation, World Fuel Services Europe, Ltd. and World Fuel Services (Singapore) Pte Ltd, as borrowers, the financial institutions named therein as lenders, and Bank of America, N.A., as administrative agent.

99.1	Termination Agreement, dated as of September 7, 2010, among World Fuel Services, Inc., World Fuel Services Europe, Ltd., World Fuel Services (Singapore) Pte Ltd, as the sellers, and World Fuel Services Corporation, as the parent, the banks party thereto, and HSBC Bank USA, National Association, as the administrative agent.

99.2	Press Release, dated September 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2010	World Fuel Services Corporation

/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated as of September 8, 2010, among World Fuel Services Corporation, World Fuel Services Europe, Ltd. and World Fuel Services (Singapore) Pte Ltd, as borrowers, the financial institutions named therein as lenders, and Bank of America, N.A., as administrative agent.

99.1	Termination Agreement, dated as of September 7, 2010, among World Fuel Services, Inc., World Fuel Services Europe, Ltd., World Fuel Services (Singapore) Pte Ltd, as the sellers, and World Fuel Services Corporation, as the parent, the banks party thereto, and HSBC Bank USA, National Association, as the administrative agent.

99.2	Press Release, dated September 8, 2010.